Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-107322 and 333-125977) of Toyota Motor Corporation of our report dated June 23, 2006 relating to the financial statements, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers Aarata

November 7, 2006